As filed with the Securities and Exchange Commission on June 15, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegium Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Virginia	780 Dedham Street Suite 800 Canton, MA 02021	03-0416362
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Michael T. Heffernan

President and Chief Executive Officer

780 Dedham Street

Suite 800

Canton, MA 02021

(781) 713-3699

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Shirley R. Kuhlmann, Esq.

Pepper Hamilton LLP

19th Floor, High Street Tower

125 High Street

Boston, MA 02110

(617) 204-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share
— Amended and Restated 2014 Stock Incentive Plan	2,004,138	$10.005	$20,051,400.69	$2,323.96
— 2015 Employee Stock Purchase Plan	501,035	$10.005	$5,012,855.18	$580.99
Total	2,505,173	—	$25,064,255.87	$2,904.95

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on June 8, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,505,173 shares of common stock of Collegium Pharmaceutical, Inc., or the Registrant, issuable pursuant to the Amended and Restated 2014 Stock Incentive Plan, or the 2014 Plan, and the 2015 Employee Stock Purchase Plan, or the 2015 ESPP. These additional shares of common stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 (File No. 333-207744), or the Original Registration Statement, was filed with the Securities and Exchange Commission on November 2, 2015. These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provision in each of the 2014 Plan and the 2015 ESPP, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference in this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                   Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 15th day of June, 2017.

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael T. Heffernan, R.Ph.
Michael T. Heffernan, R.Ph.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Collegium Pharmaceutical, Inc., hereby severally constitute and appoint Michael T. Heffernan and Paul Brannelly, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Collegium Pharmaceutical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Michael T. Heffernan, R.Ph.	President and Chief Executive Officer (Principal Executive Officer) and Director	June 15, 2017
Michael T. Heffernan, R.Ph.

/s/ Paul Brannelly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2017
Paul Brannelly

/s/ Garen G. Bohlin	Director	June 15, 2017
Garen G. Bohlin

/s/ John A. Fallon	Director	June 15, 2017
John A. Fallon

/s/ John G. Freund, M.D.	Director	June 15, 2017
John G. Freund, M.D.

/s/ David Hirsch, M.D., Ph.D.	Director	June 15, 2017
David Hirsch, M.D., Ph.D.

/s/ Gino Santini	Director	June 15, 2017
Gino Santini

/s/ Theodore R. Schroeder	Director	June 15, 2017
Theodore R. Schroeder

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Second Amended and Restated Articles of Incorporation of Collegium Pharmaceutical, Inc.
4.2*	Amended and Restated Bylaws of Collegium Pharmaceutical, Inc.
5.1	Opinion of Pepper Hamilton LLP
10.1(a)+	Amended and Restated 2014 Stock Incentive Plan
10.1(b)+	Form of Incentive Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan
10.1(c)+	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan
10.1(d)+	Form of Restricted Stock Award Agreement under the Amended and Restated 2014 Stock Incentive Plan
10.2+	2015 Employee Stock Purchase Plan
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Grant Thornton LLP
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

*                                         Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2015.

+                                         Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-207744) filed with the Securities and Exchange Commission on November 2, 2015.